UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

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BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2011, BioScrip, Inc. (the “Company”) announced that Mary Jane “MJ” Graves, the former Chief Financial Officer of Critical Homecare Solutions, Inc. ("CHS"), which was acquired by the Company in 2010, was appointed interim Chief Financial Officer and Treasurer of the Company by the Company's board of directors (“Board”).  Her appointment was effective Monday January 31, 2011.  Ms. Graves, 49, succeeds David W. Froesel, Jr., the Company’s former Executive Vice President, Chief Financial Officer and Treasurer, who resigned from his position for personal reasons effective as of January 28, 2011.

In connection with the appointment of Ms. Graves, the Company entered into an engagement letter (the “Engagement Letter”) with Ms. Graves dated January 31, 2011.  The terms of the Engagement Letter provide for Ms. Graves to serve as the Company’s CFO on an interim basis.  Ms. Graves will be compensated for her services at a rate of $250 per hour.  The Company will also be responsible for Ms. Graves’ out-of-pocket expenses related to her services.  It is estimated that Mr. Graves’ annual compensation will be approximately $480,000.

The foregoing summary is qualified in its entirety by reference to the complete text of the Engagement Letter, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.  The press release issued on January 31, 2011 by the Company announcing Ms. Graves’ appointment and the resignation of Mr. Froesel is filed with this Current Report on Form 8-K as Exhibit 99.1

Item 8.01    Other Events.

On January 31, 2011, an independent arbitrator in an arbitration brought by JPD, Inc. and James P. DiCello, the sellers of Northland Medical Pharmacy (“Northland”), which was purchased in late 2005 by Chronimed Holdings, Inc. (“Chronimed”), a wholly-owned subsidiary of the Company, entered an interim award against the Company in the amount of $3,893,000.  The arbitration is more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  This non-recurring one-time expense will impact the Company’s fourth quarter 2010 earnings.  The Company is considering its options with respect to the ruling.

Also on January 31, 2011, the Company issued a press release in which it provided an update of its ongoing strategic assessment to improve financial and operational performance.  A copy of that press release is filed with this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

3.2	Amended and Restated Bylaws of BioScrip, Inc.

10.1	Engagement Letter, dated as of January 31, 2011, by and between the Company and Mary Jane Graves.

99.1	Press Release, dated January 31, 2011.

99.2	Press Release, dated January 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: February 3, 2011		/s/ Barry A. Posner
	By:	Barry A. Posner
Executive Vice President, Secretary and General Counsel